Consent of Independent Auditors



The Board of Trustees
Oppenheimer World Bond Fund


We consent to the use of our report dated November 21, 1996 included herein.


/s/ Peat Marwick LLP

KPMG Peat Marwick LLP


Denver, Colorado
March 27, 1997